Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”), dated as of February 18, 2010, is made by and among the Green Family Trust U/A/D 03/16/1995 (the “Green Family Trust”), the Green Charitable Trust U/A/D 05/09/01 (the “Green Charitable Trust”), Matthew P. Smith, Linda H. Smith, Ashwood I, LLC (“Ashwood I”), and Ashwood II, LLC (“Ashwood II”) (each of the foregoing individually, a “Shareholder” and, collectively, the “Shareholders”), PECO II, Inc., an Ohio corporation (the “Company”), Lineage Power Holdings, Inc., a Delaware corporation (“Parent”) and Lineage Power Ohio Merger Sub, Inc., an Ohio corporation and wholly owned subsidiary of Parent (“Merger Sub”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, concurrently herewith, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company with the Company as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each of the Shareholders beneficially owns and has (or upon exercise or exchange of a convertible security will have) the power to vote and dispose of the number of common shares of the Company, without par value (the “Common Stock”) set forth opposite such Shareholder’s name on Schedule A attached hereto (the “Owned Shares” and, together with any securities issued or exchanged with respect to such shares of Common Stock upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or any other similar change in the Company’s capital structure or securities of which such Shareholder acquires beneficial ownership after the date hereof and prior to the termination hereof, whether by purchase, acquisition or upon exercise of options, warrants, conversion of other convertible securities or otherwise, collectively referred to herein as, the “Covered Shares”); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each of Parent and Merger Sub has required that the Shareholders agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholders have agreed, to enter into this Agreement with respect to (a) the Covered Shares and (b) certain other matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.
VOTING AGREEMENT

Section 1.1  Voting Agreement.  The Shareholders hereby agree, on a several but not joint basis, that during the Voting Period (defined below), at any meeting of the

Shareholders of the Company, however called, or at any postponement or adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought, the Shareholders shall (a) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum and (b) vote (or cause to be voted) in person or by proxy the Covered Shares: (i) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement if a vote, consent or other approval (including by written consent) with respect to any of the foregoing is sought and (ii) against any (x) extraordinary corporate transaction (other than the Merger or the transactions with Parent and Merger Sub contemplated by the Merger Agreement, including, if applicable and requested by Parent or Merger Sub, a tender offer by one of them), such as a merger, consolidation, business combination, tender offer, exchange offer, reorganization, recapitalization, liquidation, sale or transfer of a material amount of the assets or securities of the Company or any of its subsidiaries (other than pursuant to the Merger or the transactions with Parent and Merger Sub contemplated by the Merger Agreement) or any other Acquisition Proposal or (y) amendment of the Company’s articles of incorporation or code of regulations or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner reasonably be expected to impede, delay, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or result in a breach in any material respect of any representation, warranty, covenant or agreement of the Company under the Merger Agreement or change in any manner the voting rights of the Common Stock.  For the purposes of this Agreement, “Voting Period” shall mean the period commencing on the date hereof and ending immediately prior to any termination of this Agreement pursuant to Section 6.1 hereof.

Section 1.2  Acknowledgement.  The Shareholders hereby acknowledge receipt and review of a copy of the Merger Agreement.

Section 1.3  Proxy.

       (a) EACH SHAREHOLDER, ON A SEVERAL BUT NOT JOINT BASIS, HEREBY GRANTS TO, AND APPOINTS, PARENT, THE PRESIDENT OF PARENT AND THE SECRETARY OF PARENT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH SHAREHOLDER’S IRREVOCABLE (UNTIL THE VOTING AGREEMENT TERMINATION DATE (AS DEFINED BELOW), AT WHICH TIME SUCH PROXY SHALL BE AUTOMATICALLY REVOKED) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES IN ACCORDANCE WITH SECTION 1.1 HEREOF.  EACH SHAREHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE VOTING AGREEMENT TERMINATION DATE, AT WHICH TIME SUCH PROXY SHALL BE AUTOMATICALLY REVOKED) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH SHAREHOLDER WITH RESPECT TO THE COVERED SHARES.

       (b) The parties acknowledge and agree that neither Parent, nor Parent’s successors, assigns, subsidiaries, divisions, employees, officers, directors, shareholders, agents and affiliates, shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney’s fees) and compensation of any kind or nature whatsoever to the Shareholder in connection with, as a result of or otherwise relating to any vote (or refrain from voting) by Parent of the Covered Shares subject to the irrevocable proxy hereby granted to Parent at any annual, special or other meeting or action or the execution of any consent of the Shareholders of the Company.  The parties acknowledge that, pursuant to the authority hereby granted under the irrevocable proxy, Parent may vote the Covered Shares pursuant to Section 1.1 hereof in furtherance of its own interests, and Parent is not acting as a fiduciary for the Shareholders.

       (c) Except pursuant to the terms of this Agreement or applicable Law, this irrevocable proxy shall not be terminated by any act of a Shareholder, whether by the death or incapacity of a Shareholder or by the occurrence of any other event or events (including, without limiting the foregoing, the termination of any trust or estate for which the Shareholder is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership).  If after the execution hereof a Shareholder should die or become incapacitated, or if any trust or estate should be terminated, or if any corporation or partnership should be dissolved or liquidated, or if any other such event or events shall occur before the Voting Agreement Termination Date, certificates representing the Covered Shares shall be delivered by or on behalf of such Shareholder in accordance with the terms and conditions of the Merger Agreement and this Agreement, and actions taken by the Parent hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other event or events had not occurred, regardless of whether or not the Parent has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

Section 1.4  Other Matters.  Except as set forth in Section 1.1 of this Agreement, each Shareholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the Shareholders of the Company.  In addition, nothing in this Agreement shall give Parent or any of its officers or designees the right to vote any Covered Shares in connection with the election of directors or any other matter not expressly contemplated by Section 1.1.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Shareholder and Parent that the Company has all necessary power and authority to execute and deliver this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).  Subject to Article IV of this Agreement, the Company Board has taken all necessary action to ensure that the restrictions on business combinations contained in Section 1701.831 of the Ohio General Corporation Law (the “OGCL”) will not apply to this Agreement or the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby and compliance by the Company with the terms hereof will not, conflict with, or result in any violation or default of (with or without notice or lapse of time or both), any provision of, the articles of incorporation or code of regulations of the Company, any trust agreement, contract, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or Law applicable to the Company or to the Company’s properties or assets.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES
OF THE SHAREHOLDERS

Each Shareholder hereby represents and warrants, on a several but not joint basis, to Parent as follows:

Section 3.1  Authority Relative to This Agreement.  Such Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform his, her, or its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 3.2  No Conflict.

    (a) The execution and delivery of this Agreement by such Shareholder do not, and the performance of his obligations under this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby will not, (i) conflict with or violate any Law applicable to such Shareholder or by which the Owned Shares are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on, any of the Owned Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Owned Shares are bound or affected.

            (b) The execution and delivery of this Agreement by such Shareholder do not, and the performance of his obligations under this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official except (i) for applicable requirements, if any, of the Securities and Exchange Act of 1934, as amended, or (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not materially impair the ability of such Shareholder to perform his obligations hereunder.

Section 3.3  Ownership of Shares.  As of the date hereof, such Shareholder has good and marketable title to and is the record and beneficial owner of the Owned Shares set forth opposite such Shareholder’s name on Schedule A hereto (except as otherwise set forth on Schedule A), free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or other voting of the Owned Shares.  There are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any Owned Shares and such Shareholder has the sole authority to direct the voting of the Owned Shares in accordance with the provisions of this Agreement and the sole power of disposition with respect to the Owned Shares, with no restrictions, subject to applicable securities laws on its disposition pertaining thereto, except (i) with respect to the Green Family Trust, of which James L. Green and M. Janet Green are co-trustees and share the authority to direct the voting of the Owned Shares in accordance with the provisions of the Agreement and share the power of disposition with respect to the Owned Shares, (ii) with respect to the Green Charitable Trust, of which James L. Green and M. Janet Green are co-trustees and share the authority to direct the voting of the Owned Shares in accordance with the provisions of the Agreement and share the power of disposition with respect to the Owned Shares, (iii) with respect to shares held by Matthew P. Smith and Linda H. Smith, who hold shares as joint tenants and share the authority to direct the voting of the Owned Shares in accordance with the provisions of the Agreement and share the power of disposition with respect to the Owned Shares, (iv) with respect to shares held by Ashwood I, of which Matthew P. Smith and Linda H. Smith are co-managers and who share the authority to direct the voting of the Owned Shares in accordance with the provisions of the Agreement and share the power of disposition with respect to the Owned Shares, and (v) with respect to shares held by Ashwood II, of which Matthew P. Smith and Linda H. Smith are co-managers and who share the authority to direct the voting of the Owned Shares in accordance with the provisions of the Agreement and share the power of disposition with respect to the Owned Shares.  As of the date hereof, such Shareholder does not own beneficially or of record any equity securities of the Company other than the Owned Shares set forth opposite such Shareholder’s name on Schedule A hereto.  Such Shareholder has not appointed or granted a proxy which is still in effect with respect to any Owned Shares.

Section 3.4  Shareholder Has Adequate Information.  Such Shareholder is an “accredited investor” (as defined under the Securities Act of 1933, as amended) and a sophisticated investor with respect to the Covered Shares and has independently and without reliance upon Parent and based on such information as such Shareholder has deemed appropriate, made his own analysis and decision to enter into this Agreement.  Such Shareholder acknowledges that Parent has not made nor makes any representation or warranty, whether express or implied, of any kind or character.  Such Shareholder acknowledges that the agreements contained herein with respect to the Covered Shares by such Shareholder are irrevocable, and that the Shareholder shall have no recourse to the Covered Shares or Parent with respect to the Covered Shares, except with respect to breaches of representations, warranties, covenants and agreements expressly set forth in this Agreement.

            Section 3.5  Parent’s Excluded Information.  Such Shareholder acknowledges and confirms that (a) Parent may possess or hereafter come into possession of certain non-public information concerning the Covered Shares and the Company which is not known to Shareholder and which may be material to Shareholder’s decision to vote in favor of the Merger (“Parent’s Excluded Information”), (b) Shareholder has requested not to receive Parent’s Excluded Information and has determined to vote in favor of the Merger and sell the Covered Shares notwithstanding his lack of knowledge of Parent’s Excluded Information, and (c) Parent shall have no liability or obligation to Shareholder in connection with, and Shareholder hereby waives and releases Parent from, any claims which Shareholder or his heirs and assigns may have against Parent (whether pursuant to applicable securities, laws or otherwise) with respect to the non-disclosure of Parent’s Excluded Information.

Section 3.6  No Setoff.  Such Shareholder has no liability or obligation related to or in connection with the Covered Shares other than the obligations to Parent as set forth in this Agreement.  To the knowledge of such Shareholder, there are no legal or equitable defenses or counterclaims that have been or may be asserted by or on behalf of the Company, as applicable, to reduce the amount of the Covered Shares or affect the validity or enforceability of the Covered Shares.

Section 3.7  Reliance by Parent and Merger Sub.  Such Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

As of the date hereof, Parent and Merger Sub hereby, jointly and severally, represent and warrant to each Shareholder and the Company that each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and this Agreement has been duly and validly authorized, executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).  The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and compliance by Parent and Merger Sub with the terms hereof will not, conflict with, or result in any violation or default of (with or without notice or lapse of time or both), any provision of, the certificate of incorporation or bylaws of Parent or the articles of incorporation or code of regulations of Merger Sub. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and compliance by Parent and Merger Sub with the terms hereof will not, conflict with, or result in any violation or default of (with or without notice or lapse of time or both), any provision of, the certificate of incorporation or by-laws of Parent or Merger Sub, any trust agreement, contract, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or Law applicable to Parent or Merger Sub or to Parent or Merger Sub’s properties or assets.

ARTICLE V.
COVENANTS OF THE SHAREHOLDERS

Each Shareholder, on a several but not joint basis, hereby covenants and agrees as follows:

Section 5.1  No Solicitation.

       (a)           Such Shareholder hereby acknowledges that it is aware of the covenants of the Company contained in Section 5.4 of the Merger Agreement and hereby agrees that it shall, and shall cause his representatives to, except as allowed under Section 5.4 of the Merger Agreement, immediately cease and cause to the terminated any solicitation, encouragement, discussion or negotiation with any parties that may be ongoing with respect to a Acquisition Proposal and cause to be returned or destroyed any confidential information provided by or on behalf of the Company or any Company Subsidiary to such person.  Such Shareholder further agrees that it shall not, nor shall it permit any of his representatives to, directly or indirectly, (i) initiate, solicit or knowingly encourage (including by way of providing information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Acquisition Proposal or (ii) engage in any discussions or negotiations regarding a Acquisition Proposal, or otherwise cooperate with or assist or participate in or facilitate such inquires, proposals, offers, discussions or negotiations or execute or enter into any agreement, understanding or arrangement with respect to a Acquisition Proposal, except, in each case, to the extent that the Company is permitted to engage in such solicitation, initiation, facilitation, discussion or negotiation pursuant to Section 5.4 of the Merger Agreement.  Such Shareholder shall promptly advise Parent orally and in writing of the receipt by such Shareholder or any of his representatives of any Acquisition Proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal (in each case within 24 hours days after receipt), specifying the material terms and conditions of such Acquisition Proposal or inquiry and the identity of the party making such Acquisition Proposal or inquiry and any other information required to be disclosed by the Company to Parent pursuant to Section 5.4(c) of the Merger Agreement.  Such Shareholder shall, subject to the fiduciary duties of the Company Board, keep Parent fully informed of the material details of any such Acquisition Proposal or inquiry.

       (b)           Notwithstanding the foregoing, nothing in this Agreement shall be deemed to prohibit the Shareholders from fulfilling each of their obligations as directors of the Company with respect to the taking, as a representative of the Company, any action which is expressly permitted to be taken by the Company pursuant to Section 5.4 of the Merger Agreement or from entering into negotiations and discussions regarding the Covered Shares with respect to any Acquisition Proposal at any time that the Company is permitted to engage in negotiations or discussions with respect thereto under such Section 5.4.  The parties acknowledge that this Agreement is entered into by each Shareholder solely in such Shareholder’s capacity as the beneficial owner of such Shareholder’s Owned Shares and that the taking of, or the refraining from taking, any action contemplated in the immediately preceding sentence by either of the aforementioned representatives of either Shareholder solely in such representative’s capacity as a director of the Company shall not be deemed to constitute a breach of this Agreement.

Section 5.2  No Transfer.  Other than pursuant to the terms of this Agreement or the Merger Agreement, without the prior written consent of Parent or as otherwise provided in this Agreement, during the term of this Agreement, such Shareholder hereby agrees to not, directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Covered Shares or (b) sell, pledge, assign, transfer, encumber or otherwise dispose of (including by merger, consolidation or otherwise by operation of Law), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect assignment, transfer, encumbrance or other disposition of (including by merger, consolidation or otherwise by operation of Law), any Covered Shares.

Section 5.3  No Inconsistent Agreement.  Such Shareholder hereby covenants and agrees that such Shareholder (a) has not entered into and shall not enter into any agreement that would restrict, limit or interfere with the performance of such Shareholder’s obligations hereunder and (b) shall not knowingly take any action that would reasonably be expected to make any of his representations and warranties contained herein untrue or incorrect or have the effect of preventing or disabling it from performing his obligations under this Agreement.

Section 5.4  Public Announcement.  Shareholder shall consult with Parent before issuing any press release or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue such press release or otherwise make any such public statement without the approval of Parent, except as may be required by Law.

Section 5.5  Additional Shares.  Shareholder shall as promptly as practicable notify Parent of the number of any new Covered Shares acquired by the Shareholder, if any, after the date hereof.  Any such shares shall be subject to the terms of this Agreement as though owned by the Shareholder on the date hereof.

ARTICLE VI.
MISCELLANEOUS

Section 6.1  Termination.  This Agreement and all of its provisions shall terminate upon the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms (including, following the payment of the Breakup Fee, if due at that time thereunder), or (iii) written notice of termination of this Agreement by Parent to Shareholders (such date of termination, the “Voting Agreement Termination Date”).  Nothing in this Section 6.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

Section 6.2  Amendment of Merger Agreement.  The obligations of the Shareholders under this Agreement shall terminate if the Merger Agreement is amended or otherwise modified after the date hereof without the prior written consent of the Shareholders in a manner that reduces or changes the form of Merger Consideration, adversely affects the rights of the Shareholders.

Section 6.3  Survival of Representations and Warranties.  The respective representations and warranties of the Shareholders contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto.  The representations and warranties contained herein shall expire with, and be terminated and extinguished upon, the Voting Agreement Termination Date, and thereafter no party hereto shall be under any liability whatsoever with respect to any such representation or warranty.

Section 6.4  Fees and Expenses.  Except as otherwise provided herein or as set forth in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 6.5  Liabilities Several.  The obligations of the Shareholders under this Agreement shall be several and not joint.

Section 6.6  Notices.  Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person, (b) on the third Business Day after dispatch by registered or certified mail, or (c) on the next Business Day if transmitted by national overnight courier.  All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.6):

if to Parent or Merger Sub:

c/o The Gores Group, LLC
10877 Wilshire Blvd., 18th Floor
Los Angeles, CA 90024
Attention:  Fund General Counsel

with a copy to:

Latham & Watkins LLP
555 Eleventh Street, N.W.
Suite 1000
Washington, DC 20004
Attention: Paul F. Sheridan, Jr.

if to the Company:

PECO II, Inc.
1376 State Route 598
Galion, Ohio 44833
Attention:  John G. Heindel, Chief Executive Officer

with a copy to:

Porter, Wright, Morris & Arthur LLP
41 S. High St., Suite 2800
Columbus, Ohio 43215
Attention:  Curtis A. Loveland, Esq.
                    Jeremy D. Siegfried, Esq.

if to The Green Family Trust 03/16/1995 or The Green Charitable Trust:

               1316 Riverview Circle
Brandenton, FL 34209
Attn:  James L. Green

if to Matthew P. Smith, Linda H. Smith, Ashwood I, LLC or Ashwood II, LLC:

647 Ashwood Drive
Mansfield, Ohio 44906
Attn:  Matthew P. Smith

Section 6.7  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.8  Entire Agreement; Assignment.  This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof.  This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent or Merger Sub may assign all or any of its rights and obligations hereunder to Parent or any Affiliate, provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

Section 6.9  Amendment.  This Agreement may be amended by the parties at any time prior to the Effective Time.  This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 6.10  Waiver.  At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its or his own obligations contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.  The failure of any party to assert any of its or his rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 6.11  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.12  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein).

Section 6.13  Specific Performance; Submission to Jurisdiction.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.  In addition, each of the parties hereto (a) consents to submit itself or himself to the personal jurisdiction of any Delaware state court, or Federal court of the United States of America, sitting in Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than any Delaware state court, or Federal court of the United States of America, sitting in Delaware and (d) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 6.6.  Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.6 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

Section 6.14  Waiver of Jury Trial.  Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.14.

Section 6.15  Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.16  Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 6.17  Further Assurances.

From time to time, at the request of another party and without further consideration, each party hereto shall take such reasonable further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Shareholders, the Company, Parent and Merger Sub have caused this Agreement to be duly executed on the date hereof.

PARENT:

LINEAGE POWER HOLDINGS, INC.

By:	/s/ Craig A. Witsoe
Craig A. Witsoe
Chief Executive Officer

MERGER SUB:

LINEAGE POWER OHIO MERGER SUB, INC.

By:	/s/ Craig A. Witsoe
Craig A. Witsoe
Chief Executive Officer

COMPANY:

PECO II, INC.

By:	/s/ John G. Heindel
John G. Heindel
Chairman, President, Chief Executive Officer,
Chief Financial Officer and Treasurer

[Signature Page to Voting Agreement]

SHAREHOLDERS:

/s/ Matthew P. Smith
Matthew P. Smith

/s/ Linda H. Smith
Linda H. Smith

/s/ Matthew P. Smith
Ashwood I, LLC
By:	Matthew P. Smith, Co-Manager

/s/ Linda H. Smith
Ashwood I, LLC
By:	Linda H. Smith , Co-Manager

/s/ Matthew P. Smith
Ashwood II, LLC
By:	Matthew P. Smith, Co-Manager

/s/ Linda H. Smith
Ashwood II, LLC
By:	Linda H. Smith , Co-Manager

/s/ James L. Green
Green Family Trust 03/16/1995,
James L. Green, Co-Trustee

/s/ Mary Janet Green
Green Family Trust 03/16/1995,
M. Janet Green, Co-Trustee

/s/ James L. Green
Jim Green & Mary Green TR UA 05/09/01
Green Charitable Trust, James L. Green, Co-Trustee

/s/ Mary Janet Green
Jim Green & Mary Green TR UA 05/09/01
Green Charitable Trust, M. Janet Green, Co-Trustee

[Signature Page to Voting Agreement]

SCHEDULE A

Shareholder	Shares of Common Stock
The Green Family Trust 03/16/1995	189,070*
The Green Charitable Trust	10,361
Matthew P. Smith and Linda H. Smith JT	132,495**
Ashwood I, LLC	100,000
Ashwood II, LLC	50,000

*	Of the 189,070 shares held by The Green Family Trust 03/16/1995, 187,020 shares are held of record and beneficially and 2,050 shares are held beneficially in “street name.”
**	Of the 132,495 shares held by Matthew P. Smith and Linda H. Smith JT, 35,875 shares are held of record and beneficially and 96,620 shares are held beneficially in “street name.”

Schedule A